Exhibit 99.1

Media Contact: Dana Stelsel Director, Corporate Communications (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations:

Jeff Taylor

Senior Vice President, Chief Financial Officer
(765) 771-5310
jeff.taylor@wabashnational.com

Wabash National Corporation Announces Second Quarter 2018 Results;

Achieved Record Quarterly Net Sales on Continued Strong Demand

•	Achieved record quarter net sales of $613 million, a 41 percent increase from prior year
•	Gross profit and operating income increased 26 percent and 19 percent, respectively, compared to the prior year
•	Second quarter GAAP and non-GAAP earnings of $0.54 and $0.49 per diluted share, respectively
•	Backlog increased 51 percent to $1.2 billion compared to the prior year
•	Company updates full-year 2018 guidance for new trailer shipments of 60,000 to 62,000 trailers and GAAP and non-GAAP earnings to $2.06 to $2.12 per diluted share and $1.94 to $2.00 per diluted share, respectively

LAFAYETTE, Ind. – July 31, 2018 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter ending June 30, 2018.

Net sales for the second quarter 2018 increased 41 percent to $613 million from $436 million in the prior year quarter. This increase reflects strong top-line growth in each of the Company’s three operating segments due to a continued healthy demand environment and the favorable impact of the inclusion of the results of Supreme Industries, Inc. (“Supreme”), acquired in the third quarter of 2017. Gross profit increased $17.6 million and profit margin decreased 160 basis points as compared to the prior year period. The decrease in the profit margin is due primarily to increased material costs, higher labor costs attributable to attracting and retaining a skilled workforce and supplier constraints for key materials leading to production inefficiencies. Operating income increased 19 percent to $46.0 million compared to operating income of $38.7 million for the second quarter 2017.

“We are pleased to have delivered a strong performance in the quarter, especially considering the challenging environment we faced, as we continue to execute our strategic plan to profitably grow and diversify,” stated Brent Yeagy, president and chief executive officer. “We achieved a new record for quarterly consolidated revenue at approximately $613 million, which is 13 percent higher than the previous record from the fourth quarter of 2015. This new record is directly attributable to the addition of the Supreme business and our Final Mile Products segment. Needless to say, we continue to believe our Final Mile Products business will help drive future growth for Wabash National. Overall, all three of our reporting segments continue to experience strong demand in most end markets and we expect a stronger second half of 2018.”

Mr. Yeagy continued, “Backlog totaling $1.2 billion as of June 30, 2018, remains seasonally and historically strong, increasing approximately 51 percent when compared to the prior year quarter. Trailer and truck body demand and orders have remained strong for the past several months continuing the trend from the first quarter and supporting our belief in the growing secular demand in e-commerce and home delivery. We continue to take steps to reduce the margin impact of U.S. tariff policy, raw material inflation, supply base disruptions and a very tight labor market on our business in 2018. As a result, we are updating our full-year guidance for 2018 new trailer shipments to 60,000 to 62,000 units and GAAP and non-GAAP earnings to $2.06 to $2.12 per diluted share and $1.94 to $2.00 per diluted share, respectively. With our focus on people, purpose and performance we will continue to drive ongoing productivity improvements throughout the organization and progress on our strategic initiatives.”

Net income for the second quarter 2018 was $31.9 million, or $0.54 per diluted share, compared to the second quarter 2017 net income of $22.9 million, or $0.36 per diluted share. Second quarter 2018 non-GAAP adjusted earnings were $29.2 million, or $0.49 per diluted share, a $6.0 million increase as compared to the prior year period. Non-GAAP adjusted earnings for the second quarter 2018 excludes net gains on sale of former facilities and acquisition and integration related activities associated with Supreme. Non-GAAP adjusted earnings for the second quarter 2017 includes charges related to the early extinguishment of debt in connection with the Company’s repurchase of a portion of its outstanding convertible senior notes, one-time executive severance costs and losses on closure of former facilities.

Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the second quarter 2018 was $58.9 million, an increase of $9.4 million compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $2.1 billion, generating operating EBITDA of $195.5 million, or 9.4 percent of net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share amounts)	June 30,	September 30,	December 31,	March 31,	June 30,
	2017	2017	2017	2018	2018

Net Sales	$435,903	$425,098	$543,444	$491,319	$612,690

Gross Profit Margin	15.5%	14.3%	13.4%	13.1%	13.9%

Income from Operations	$38,668	$26,591	$35,293	$25,656	$46,041

Income from Operations Margin	8.9%	6.3%	6.5%	5.2%	7.5%

Net Income	$22,945	$18,947	$49,356	$21,272	$31,902

Diluted EPS	$0.36	$0.30	$0.80	$0.35	$0.54

Non-GAAP Measures(1):
Operating EBITDA	$49,450	$46,561	$51,062	$38,984	$58,881

Operating EBITDA Margin	11.3%	11.0%	9.4%	7.9%	9.6%

Adjusted Earnings	$23,189	$21,214	$22,250	$16,857	$29,186

Adjusted Diluted EPS	$0.37	$0.34	$0.36	$0.28	$0.49

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2018 and 2017. Final Mile Products segment did not exist as a separate segment in the second quarter of 2017; therefore, only 2018 highlights are shown. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products		Final Mile Products

Three months ended June 30
	2018	2017	2018	2017	2018
New trailers shipped	15,650	13,600	650	550	-
Net sales	$402,507	$348,140	$94,085	$90,827	$121,209
Gross profit	$47,513	$50,882	$16,692	$17,149	$20,923
Gross profit margin	11.8%	14.6%	17.7%	18.9%	17.3%
Income from operations	$40,784	$42,155	$4,395	$5,061	$10,258
Income from operations margin	10.1%	12.1%	4.7%	5.6%	8.5%

Commercial Trailer Products’ net sales for the second quarter were $403 million, an increase of $54 million, or 16 percent, as compared to the prior year. Gross profit margin for the second quarter decreased 280 basis points as compared to the prior year period primarily due to increases in material costs due to tariff related inflation, short term labor costs required to meet current demand and supplier induced production interruptions. Operating income decreased $1.4 million, or 3 percent, from the second quarter last year to $40.8 million, or 10.1 percent of net sales.

Diversified Products’ net sales for the second quarter were $94 million, an increase of $3 million, or 4 percent, as compared to the prior year, due primarily to the increased demand for liquid tank trailers as compared to the previous year period. Gross profit and profit margins as compared to the prior year period decreased $0.5 million and 120 basis points, respectively, primarily due to increased material costs and short-term labor inefficiencies, including higher overtime levels in order to meet strong demand requirements. Operating income for the second quarter 2018 was $4.4 million, or 4.7 percent of net sales, a decrease of $0.7 million compared to the prior year.

Final Mile Products’ net sales for the second quarter totaled $121 million. This is the highest revenue quarter in Supreme’s history and is the result of a strong demand market in the truck body industry. Gross profit and gross profit margin for the second quarter were $20.9 million and 17.3 percent, respectively. Operating income for the second quarter 2018 totaled $10.3 million, or 8.5 percent of net sales.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, charges incurred in connection with the acquisition and integration of Supreme, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and six-month periods ending June 30, 2018 and 2017 reflect adjustments for charges incurred in connection with acquisition and integration of Supreme, the losses attributable to the Company’s extinguishment of debt, executive severance costs and income or losses recognized on sale of former branch locations. Prior periods would also include adjustments related to tax benefits associated with the adjustment of the Company’s net deferred income tax liability as a result of the Tax Cuts and Jobs Act of 2017 and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

Second Quarter 2018 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on August 1, 2018 at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 24, 2018. Meeting access also will be available via conference call at 800-708-4539, participant code 47275547.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net sales	$612,690	$435,903	$1,104,009	$798,619
Cost of sales	527,375	368,225	954,576	671,584
Gross profit	85,315	67,678	149,433	127,035

General and administrative expenses	25,778	19,018	50,887	37,436
Selling expenses	8,556	5,897	16,901	12,070
Amortization of intangibles	4,940	4,095	9,881	8,597
Acquisition expenses	-	-	68	-
Income from operations	46,041	38,668	71,696	68,932

Other income (expense):
Interest expense	(7,151)	(2,888)	(14,605)	(5,878)
Other, net	4,037	325	11,953	1,657
Income before income taxes	42,927	36,105	69,044	64,711
Income tax expense	11,025	13,160	15,870	21,593
Net income	$31,902	$22,945	$53,174	$43,118
Dividends declared per share	$0.075	$0.06	$0.15	$0.12
Basic net income per share	$0.55	$0.38	$0.92	$0.72
Diluted net income per share	$0.54	$0.36	$0.89	$0.68

Comprehensive income (loss):
Net income	$31,902	$22,945	$53,174	$43,118
Foreign currency translation adjustment	(600)	294	(127)	772
Unrealized holding loss on investments	(44)	-	(109)	-
Net comprehensive income	$31,258	$23,239	$52,938	$43,890

Basic net income per share:
Net income applicable to common stockholders	$31,902	$22,945	$53,174	$43,118
Weighted average common shares outstanding	57,879	59,902	57,836	60,022
Basic net income per share	$0.55	$0.38	$0.92	$0.72

Diluted net income per share:
Net income applicable to common stockholders	$31,902	$22,945	$53,174	$43,118

Weighted average common shares outstanding	57,879	59,902	57,836	60,022
Dilutive shares from assumed conversion of convertible senior notes	435	1,831	1,073	1,762
Dilutive stock options and restricted stock	960	1,474	1,114	1,519
Diluted weighted average common shares outstanding	59,274	63,207	60,023	63,303
Diluted net income per share	$0.54	$0.36	$0.89	$0.68

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Final Mile	Corporate and
Three Months Ended June 30,	Trailer Products	Products	Products	Eliminations	Consolidated
2018
New trailers shipped	15,650	650	—	—	16,300
Used trailers shipped	250	50	—	—	300

New Trailers	$385,131	$37,602	$—	$—	$422,733
Used Trailers	2,499	628	$—	—	3,127
Components, parts and service	9,042	31,926	$2,623	(5,091)	38,500
Equipment and other	5,835	23,929	$118,586	(20)	148,330
Total net external sales	$402,507	$94,085	$121,209	$(5,111)	$612,690

Gross profit	$47,513	$16,692	$20,923	$187	$85,315
Income (Loss) from operations	$40,784	$4,395	$10,258	$(9,396)	$46,041

2017
New trailers shipped	13,600	550	—	—	14,150
Used trailers shipped	50	50	—	—	100

New Trailers	$329,405	$33,290	$—	$—	$362,695
Used Trailers	1,236	637	$—	—	1,873
Components, parts and service	13,102	32,194	$—	(3,064)	42,232
Equipment and other	4,398	24,705	$—	—	29,103
Total net external sales	$348,140	$90,827	$—	$(3,064)	$435,903

Gross profit	$50,882	$17,149	$—	$(352)	$67,678
Income (Loss) from operations	$42,154	$5,062	$—	$(8,548)	$38,668

Six Months Ended June 30,
2018
New trailers shipped	28,300	1,200	—	—	29,500
Used trailers shipped	750	50	—	—	800

New Trailers	$695,449	$71,441	$—	$—	$766,890
Used Trailers	6,906	1,714	$—	—	8,620
Components, parts and service	17,690	65,894	$5,036	(11,853)	76,767
Equipment and other	9,884	50,239	$191,632	(23)	251,732
Total net external sales	$729,929	$189,288	$196,668	$(11,876)	$1,104,009

Gross profit	$84,036	$33,990	$32,455	$(1,047)	$149,434
Income (Loss) from operations	$70,265	$9,423	$10,867	$(18,859)	$71,696

2017
New trailers shipped	24,000	1,050	—	—	25,050
Used trailers shipped	150	50	—	—	200

New Trailers	$586,595	$63,985	$—	$—	$650,580
Used Trailers	2,123	1,856	$—	—	3,979
Components, parts and service	25,845	65,869	$—	(5,047)	86,667
Equipment and other	8,367	49,026	$—	—	57,393
Total net external sales	$622,929	$180,737	$—	$(5,047)	$798,619

Gross profit	$93,008	$34,742	$—	$(715)	$127,035
Income (Loss) from operations	$75,546	$9,666	$—	$(16,280)	$68,932

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$119,215	$191,521
Accounts receivable	193,450	146,836
Inventories	234,122	180,735
Prepaid expenses and other	57,343	57,299
Total current assets	$604,130	$576,391

Property, plant and equipment	195,546	195,363

Goodwill	315,977	317,464

Intangible assets	226,618	237,030

Other assets	26,860	25,265
	$1,369,131	$1,351,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$1,880	$46,020
Current portion of capital lease obligations	281	290
Accounts payable	183,966	108,448
Other accrued liabilities	122,552	128,910
Total current liabilities	$308,679	$283,668

Long-term debt	503,576	504,091

Capital lease obligations	879	1,012

Deferred income taxes	36,808	36,955

Other noncurrent liabilities	19,974	19,724

Stockholders' equity	$499,215	506,063
	$1,369,131	$1,351,513

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$53,174	$43,118
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	10,330	8,412
Amortization of intangibles	9,881	8,597
Net gain on the sale of assets	(9,743)	(2,502)
Deferred income taxes	(81)	45
Loss on debt extinguishment	174	764
Stock-based compensation	5,390	5,430
Non-cash interest expense	1,110	1,042
Changes in operating assets and liabilities
Accounts receivable	(46,564)	30,656
Inventories	(56,057)	(60,748)
Prepaid expenses and other	1,756	3,998
Accounts payable and accrued liabilities	72,792	35,285
Other, net	(1,691)	1,147
Net cash provided by operating activities	$40,471	$75,244

Cash flows from investing activities
Capital expenditures	(11,117)	(10,856)
Proceeds from the sale of property, plant, and equipment	16,426	3,736
Other, net	3,060	1,220
Net cash provided by (used in) investing activities	$8,369	$(5,900)

Cash flows from financing activities
Proceeds from exercise of stock options	910	5,630
Dividends paid	(9,271)	(7,767)
Borrowings under revolving credit facilities	423	371
Payments under revolving credit facilities	(423)	(371)
Principal payments under capital lease obligations	(143)	(303)
Proceeds from issuance of term loan credit facility	—	189,470
Principal payments under term loan credit facility	(940)	(190,418)
Principal payments under industrial revenue bond	(92)	(311)
Debt issuance costs paid	—	(354)
Stock repurchase	(21,413)	(42,794)
Convertible senior notes repurchase	(80,200)	(7,331)
Net cash used in financing activities	$(111,149)	$(54,178)

Net (decrease) increase in cash, cash equivalents, and restricted cash	$(62,309)	$15,166
Cash, cash equivalents, and restricted cash at beginning of period	191,521	163,467
Cash, cash equivalents, and restricted cash at end of period	$129,212	$178,633

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$31,902	$22,945	$53,174	$43,118
Income tax expense	11,025	13,160	15,870	21,593
Interest expense	7,151	2,888	14,605	5,878
Depreciation and amortization	10,107	8,315	20,211	17,009
Stock-based compensation	2,733	2,467	5,390	5,430
Acquisition expenses	-	-	68	-
Other non-operating income	(4,037)	(325)	(11,953)	(1,657)
Operating EBITDA	$58,881	$49,450	$97,365	$91,371

	Three Months Ended				Trailing Twelve Months
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
Net income	$18,947	$49,356	$21,272	$31,902	$121,477
Income tax expense	10,728	(21,204)	4,846	11,025	5,395
Interest expense	3,187	7,335	7,454	7,151	25,127
Depreciation and amortization	8,386	9,651	10,104	10,107	38,248
Stock-based compensation	2,881	2,117	2,657	2,733	10,388
Acquisition expenses	8,704	4,002	567	-
Other non-operating income	(6,271)	(194)	(7,916)	(4,037)	(18,418)
Operating EBITDA	$46,561	$51,062	$38,984	$58,881	$195,488

Adjusted Earnings[2]:
	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$31,902	$0.54	$22,945	$0.36	$53,174	$0.89	$43,118	$0.68

Adjustments:
Facility transactions[3]	(3,506)	(0.06)	18	-	(10,629)	(0.18)	(1,655)	(0.03)
Loss on debt extinguishment	-	-	125	-	174	-	765	0.01
Acquisition expenses and related charges	(164)	-	-	-	819	0.01	-	-
Executive severance expense	-	-	238	-	-	-	238	-
Tax effect of aforementioned items	954	0.02	(137)	-	2,505	0.04	235	-

Adjusted earnings	$29,186	$0.49	$23,189	$0.37	$46,043	$0.77	$42,701	$0.67

Weighted Average # of Diluted Shares O/S	59,274		63,207		60,023		63,303

	Three Months Ended
	September 30, 2017		December 31, 2017		March 31, 2018
	$	Per Share	$	Per Share	$	Per Share

Net Income	$18,947	$0.30	$49,356	$0.80	$21,272	$0.35

Adjustments:
Facility transactions[3]	(5,165)	(0.08)	274	-	(7,123)	(0.12)
Loss on debt extinguishment	3	-	32	-	174	-
Acquisition expenses and related charges	8,704	0.14	6,308	0.10	983	0.02
Tax effect of aforementioned items	(1,275)	(0.02)	(2,381)	(0.04)	1,551	0.03
Tax reform and other discrete tax adjustments	-	-	(31,339)	(0.51)	-	-

Adjusted earnings	$21,214	$0.34	$22,250	$0.36	$16,857	$0.28

Weighted Average # of Diluted Shares O/S	62,236		61,567		60,850

[1]Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense.

[2]Adjusted earnings and adjusted earnings per diluted share reflect adjustments for charges incurred in connection with acquisition expense and related costs, the losses attributable to the Company's extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, and one-time executive severance costs.

[3]Facility transactions in 2017 and 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.